AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

ARTICLES SUPPLEMENTARY

AMERICAN CENTURY WORLD MUTUAL FUNDS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland
(the “Corporation”), hereby certifies to the State Department of
Assessments and Taxation of Maryland that:

 FIRST:  The Corporation is registered as an open-end company under the Investment Company Act of 1940.

 SECOND:  Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the
Articles of Incorporation of the Corporation, the Board of Directors
of the Corporation has increased in some cases and decreased in some cases the number of shares of capital stock of certain series that the Corporation has authority to issue in accordance with
Section 2-105(c) of the Maryland General Corporation Law
(the “Reallocation”).

 THIRD:  Immediately prior to the Reallocation the Corporation had the authority to issue Three Billion (3,000,000,000) shares of capital stock. Following the Reallocation, the Corporation has the authority to issue Three Billion (3,000,000,000) shares of capital stock.

 FOURTH:  The par value of shares of the Corporation's
capital stock before the Reallocation was, and after the
Reallocation is, One Cent ($0.01) per share.

 FIFTH:  Immediately prior to the Reallocation, the aggregate par value of all shares of stock that the Corporation was authorized to issue was Thirty Million Dollars ($30,000,000). After giving effect to the Reallocation, the aggregate par value of all shares of stock that the Corporation is authorized to issue is
Thirty Million Dollars ($30,000,000).

 SIXTH:  Immediately prior to the Reallocation, the eleven (11)
Series of stock of the Corporation and the number of shares and aggregate par value of each was as follows:

Series    No. of Shares Aggregate Par Value
International Growth Fund 1,300,000,000 $13,000,000
International Discovery Fund   480,000,000   4,800,000
Emerging Markets Fund    340,000,000   3,400,000
Global Growth Fund    225,000,000   2,250,000
Life Sciences Fund    115,000,000   1,150,000
Technology Fund      55,000,000     550,000
International Opportunities
Fund      110,000,000   1,100,000
International Stock Fund    50,000,000     500,000
International Value Fund   225,000,000   2,250,000
NT Emerging Markets Fund    50,000,000     500,000
NT International Growth Fund    50,000,000     500,000

The par value of each share of stock in each Series is
One Cent ($0.01) per share

 SEVENTH:  Immediately prior to the Reallocation, the number of shares allocated among the duly established classes of shares
(each hereinafter referred to as a “Class”) of the eleven (11) Series of stock and aggregate par value of each class was as follows:

        Number of Shares   Aggregate
Series Name Class Name as Allocated Par Value

International
Growth Fund Investor 1,000,000,000 $10,000,000
  Institutional   150,000,000   1,500,000
  A    125,000,000   1,250,000
  R      5,000,000      50,000
  C     10,000,000     100,000
  B     10,000,000     100,000

International
Discovery Fund Investor   400,000,000  $4,000,000
  Institutional    75,000,000     750,000
  Advisor      5,000,000      50,000

Emerging Markets
Fund  Investor   235,000,000  $2,350,000
  Institutional    40,000,000     400,000
  A     40,000,000     400,000
  C      5,000,000      50,000
  R     10,000,000     100,000
  B     10,000,000     100,000

Global Growth
Fund  Investor   150,000,000  $1,500,000
  Institutional    35,000,000     350,000
  A     15,000,000     150,000
  B     10,000,000     100,000
  C     10,000,000     100,000
  R      5,000,000      50,000

Life Sciences
Fund  Investor   110,000,000  $1,100,000
  Institutional     5,000,000      50,000

Technology Fund
  Investor    50,000,000    $500,000
   Institutional     5,000,000      50,000

International Opportunities
Fund  Investor   100,000,000  $1,000,000
  Institutional    10,000,000     100,000

International Stock
Fund  Investor    50,000,000    $500,000

International Value
Fund  Investor    55,000,000    $550,000
  Institutional    55,000,000     550,000
  A     55,000,000     550,000
  B      5,000,000      50,000
  C     50,000,000     500,000
  R      5,000,000      50,000

NT Emerging Markets
Fund   Institutional    50,000,000    $500,000
NT International
Growth Fund Institutional    50,000,000    $500,000

 EIGHTH:  Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles
of Incorporation of the Corporation, the Board of Directors of the
Corporation has allocated Three Billion (3,000,000,000) shares of the Three Billion (3,000,000,000) shares of authorized capital stock of the Corporation among the eleven (11) Series of stock of the
Corporation as follows:

Series            No. of Shares   Aggregate
         Par Value
International Growth Fund  1,300,000,000 $13,000,000
International Discovery Fund    480,000,000   4,800,000
Emerging Markets Fund     340,000,000   3,400,000
Global Growth Fund     225,000,000   2,250,000
Life Sciences Fund     115,000,000   1,150,000
Technology Fund       55,000,000     550,000
International Opportunities Fund   110,000,000   1,100,000
International Stock Fund     50,000,000     500,000
International Value Fund    225,000,000   2,250,000
NT Emerging Markets Fund     50,000,000     500,000
NT International Growth Fund     50,000,000     500,000

 NINTH: Pursuant to authority expressly vested in the Board of
Directors by Article FIFTH and Article SEVENTH of the Articles of
Incorporation, the Board of Directors of the Corporation (a) has
duly established Classes for each Series of the capital stock of the Corporation and (b) has allocated shares designated to each
Series in Article EIGHTH above among the Classes of shares.
As a result of the Reallocation, the Classes of shares of the eleven (11) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

    Number of Shares Aggregate
Series Name Class Name as Allocated  Par Value

International
Growth Fund Investor 1,000,000,000 $10,000,000
  Institutional   150,000,000   1,500,000
  A    125,000,000   1,250,000
  R      5,000,000      50,000
  C     10,000,000     100,000
  B     10,000,000     100,000

International Discovery
Fund  Investor 400,000,000  $4,000,000
  Institutional  70,000,000     700,000
  Advisor   10,000,000     100,000

Emerging Markets Fund
  Investor 235,000,000  $2,350,000
  Institutional  40,000,000     400,000
  A   40,000,000     400,000
  C    5,000,000      50,000
  R   10,000,000     100,000
  B   10,000,000     100,000

Global Growth Fund
  Investor 150,000,000  $1,500,000
  Institutional  35,000,000     350,000
  A   15,000,000     150,000
  B   10,000,000     100,000
  C   10,000,000     100,000
  R    5,000,000      50,000

Life Sciences Fund
  Investor 110,000,000  $1,100,000
  Institutional   5,000,000      50,000

Technology Fund Investor  50,000,000    $500,000
  Institutional   5,000,000      50,000

International Opportunities
Fund    Investor 100,000,000  $1,000,000
  Institutional  10,000,000     100,000

International Stock Fund
  Investor  50,000,000    $500,000

International Value Fund
  Investor  55,000,000    $550,000
  Institutional  55,000,000     550,000
  A   55,000,000     550,000
  B    5,000,000      50,000
  C   50,000,000     500,000
  R    5,000,000      50,000

NT Emerging Markets Fund
  Institutional  50,000,000    $500,000

NT International Growth Fund
  Institutional  50,000,000    $500,000

 TENTH: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the
Board of Directors to serialize, classify or reclassify and
issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided
by the Articles of Incorporation of the Corporation.

 ELEVENTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of
Incorporation of the Corporation and is not changed by these
Articles Supplementary, except with respect to the creation
and/or designation of the various Series.

 TWELFTH:  The Board of Directors of the Corporation
duly adopted resolutions dividing into Series and Classes
the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles Supplementary.

 IN WITNESS WHEREOF, AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
has caused these Articles Supplementary to be signed and
acknowledged in its name and on its behalf by its Senior
Vice President and attested to by its Assistant Secretary
on this 6th day of October, 2008.

    AMERICAN CENTURY WORLD
ATTEST:    MUTUAL FUNDS, INC.

    By:
Name:  Otis H. Cowan  Name:   Charles A. Etherington
Title:  Assistant Secretary Title:      Senior Vice President

 THE UNDERSIGNED Senior Vice President of AMERICAN CENTURY
WORLD MUTUAL FUNDS, INC., who executed on behalf of said
Corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing
Articles Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

Dated:  October 6, 2008

Charles A. Etherington, Senior Vice President